<PAGE 1>


                                                                EXHIBIT 1












                                  COM/ENERGY


                                 Commonwealth
                                 Energy System


                   _________________________________________

                                    Amended
                             Declaration of Trust



                     Dated December 31, 1926, as Amended,
                        By Vote of the Shareholders and
                  Trustees May 7, 1998 and by Proper Filing.

                  ___________________________________________

<PAGE 2>


                                     INDEX


                                                            PAGE

Introductory                                                  1

                              General Provisions
Section  1. Definitions                                       1
            Massachusetts laws to govern                      2

                          Name and Place of Business
Section  2. Trustees designated "Commonwealth Energy System"  2
            Principal place of business-Cambridge,
              Massachusetts                                   2

                              The Trust Property
Section 3.  Trust Property vested in Trustees for benefit
              of Shareholders                                 3
            Real estate considered as personal property       3

                      Immunity of Shareholders and Others
Section 4.  No Shareholder, officer or agent to be liable
              for acts of Trustees                            3
            No Trustee to be liable unless expressly
              stipulated and then only as Trustee             3
            Trust Property only subject to debts or claims 3 Reference to Declaration of Trust shall be made
              in every written agreement and obligation       3
            No Trustee, officer or agent may look to
              Shareholders for indemnification                4

                              Powers of Trustees
Section 5.  (a)  to acquire securities, including trust
                 securities                                   4
            (b)  to acquire real and personal property
                 and operate plants                           4
            (c)  to acquire and carry on other business       4
            (d)  to manage such property and business         4
            (e)  to borrow money and issue securities to
                 carry out Alternate Plan of
                 Recapitalization and to secure payment by
                 pledge or otherwise                          5
            (f)  to mortgage or pledge Trust Property
                 with consent of majority of Shareholders     5
            (g)  to execute indentures and sell trust
                 securities                                   5
            (h)  to lend money with or without security       6
            (i)  to exercise all rights belonging to
                 holders of securities forming part of
                 Trust Property                               6
            (j)  to dispose of Trust Property, but no
                 disposition of substantially all of
                 property nor termination of trust nor
                 merger or consolidation shall be made
                 without consent of 3/4 of shares
                 entitled to vote                             7
            (k)  to hold trust securities in name of
                 nominees                                     7
            (l)  to delegate all powers of Trustees except
                 those specified                              8

<PAGE 3>


                                                            PAGE

            (m)  to collect sums due trust                    8
            (n)  to invest and reinvest trust funds           8
            (o)  to deposit money and trust securities        9
            (p)  to pay taxes including taxes assessed to
                 holders of trust obligations or shares       9
            (q)  to determine surplus                         9
            (r)  to let Trust Property                       10
            (s)  to pay commissions to brokers               10
            (t)  to obtain or surrender permits, licenses,
                 etc                                         10
            (u)  to take out insurance                       10
            (v)  to adopt and use common seal                11
            (w)  to effect a share split or reverse share
                 split                                       11
            (x)  to deal with Trust Property as absolute
                 owners                                      11

                                 The Trustees
Section 6.  Two-Thirds of Trustees to be residents of
              Massachusetts                                  11
            Number of Trustees, their election and
              compensation                                   11
Section 7.  Vesting of property on resignation of Trustee    13
Section 8.  Trustees to determine what constitutes capital
              or income                                      13
Section 9.  Declaration of dividends by Trustees             13
Section 10. Trustees to determine fiscal year and form
              of accounts                                    14

                          Proceedings of the Trustees
Section 11. Regular, special and annual meetings             14
            Majority of Trustees constitutes quorum          14
Section 12. May transact business without a meeting          15

Section 13. Records to be kept of Trustees' and
              Shareholders' meetings, votes,
              resolutions and consents                       15

                    Officers: Depositaries and Other Agents
Section 14. Trustees to elect president, treasurer and
              secretary annually and other officers when
              occasion requires                              16
            Action of officers and agents binds Trust
              Property                                       16
            Duties of treasurer and secretary                16
Section 15. Trustees may appoint and remove Depositary       17

             General Provisions Concerning the Trustees and Others
Section 16. Limitation of liability of Trustees, officers
              and agents                                     17
            Indemnification of Trustees, officers and
              agents                                         18
            Limitation of liability for actions required
              by public authorities                          19
Section 17. Trustees may consult experts                     19
Section 18. Proof of Trustees' action by certificate         19
Section 19. Protection of persons dealing with Trustees,
              officers or agents                             20
Section 20. Corporations, etc. not affected by notice that
              their securities are held by trust             21

<PAGE 4>


                                                            PAGE


            Interested Trustees, Officers, Agents and Shareholders
Section 21. Trustees, officers and agents may deal with
              and hold office in the trust or any company
              in which trust is interested                   21
            Trustees, officers and agents to disclose
              interest in advance of dealings with trust     21
            No shareholder disqualified IPSO FACTO from
              dealing with or holding office in trust or
              any company in which trust is interested       22
            Liability under Public Utility Holding
              Company Act of 1935 not affected               23

                            Shares and Shareholders
Section 22. Common and Preferred Shares authorized           23
            Common may be issued to provide funds for
              specific purposes and in certain exchanges
              without consent of Shareholders and
              remainder with consent of majority             23
            Preferences of Preferred Shares
            (a)  Designation and variances between series    24
            (b)  Preference as to dividends and
                   restrictions on Common dividends          25
            (c)  Redemption provisions                       26
            (d)  Preference on liquidation                   28
            (e)  Right to elect two Trustees in case of
                   default in payment of dividends           28
            (f)  Restrictions on change in terms of
                   Preferred Shares, creation of any new
                   class of Preferred Shares, and issue of
                   additional Preferred Shares               30
            (g)  Preferred Shares have no preemptive rights  33
            (h)  Consideration for issuance of Preferred
                   Shares                                    33
            (i)  Immunity of Shareholders, Trustees, etc     33
            (j)  Terms applicable to particular series       33
            Authorization of additional Common Shares with
              consent of majority of Common                  33
            Authorization of shares, in addition to
              Preferred Shares, having preference over
              Common with consent of 2/3 of Common           34
            Preemptive right of Common Shareholders to
              subscribe for additional Common                34
Section 23. Disposition of shares purchased by trust         35
Section 24. Register of Shareholders and right of
              inspection                                     36
Section 25. Appointment of Transfer Agents and Registrars    36
Section 26. Share certificates authorized                    36
Section 27. Replacement of certificates lost, mutilated
              or destroyed                                   37
Section 28. Transfer of Shares by holders                    37
Section 29. Issue of new certificates in case of death,
              bankruptcy, etc.                               38
Section 30. Shares deemed personal property                  38
Section 31. Shares held jointly, effect of                   38
Section 32. Limitation on responsibility of Trustees and
              Shareholders for shares held in trust,
              pledged, etc                                   38

<PAGE 5>


                                                            PAGE
                         Meetings of the Shareholders
Section 33. Annual meetings                                  39
Section 34. Right of Shareholders to elect Trustees          39
Section 35. Special meetings                                 39
Section 36. Business at special meeting limited              40
Section 37. Notice of annual and special meeting             40
Section 38. Method of giving notice of meetings              40
Section 39. Vote by joint owners or persons under
              disability                                     41
Section 40. Closing transfer books to determine persons
              entitled to vote                               41
Section 41. Shareholders entitled to one vote for each
              share unless other-wise restricted             41

                     Duration, Termination and Amendments
Section 42. Trust to terminate on January 2, 2050, or
              20 years from the death of last survivor
              of designated persons whichever shall
              first occur                                    42
Section 43. Trust not terminated by death of a Trustee
              or Shareholder                                 42
Section 44. Trust may be amended with consent of
              designated percentage of shares                43
Section 45. Disposition of Trust Property on termination     43
Section 46. Execution in counterparts                        44
Witness clause and signatures                                44
Certificate of Secretary-Assistant Secretary                 45

<PAGE 6>

                          COMMONWEALTH ENERGY SYSTEM
                         AMENDED DECLARATION OF TRUST

THIS DECLARATION OF TRUST made at Boston, Massachusetts, this 31st day of December, 1926, by Daniel Starch of Cambridge, Massachusetts, Harding U. Greene of Falmouth, Massachusetts, and W. A. Hill of Watertown, Massachusetts, the original Trustees hereunder,

                               WITNESSETH THAT:
                              General Provisions.
      Section 1.-Except where the context otherwise requires, the following expressions wherever used in this declaration of trust shall have the following meanings:

      "Depositary" means the Depositary or one of the Depositaries for the time being hereunder, whether original or successor, and includes any national bank into which any state bank or trust company which may be Depositary hereunder shall have been converted and any state bank or trust company into which any national bank which may be Depositary hereunder shall have been converted and any corporation with or into which any corporation which may be Depositary hereunder shall have been consolidated or merged.

      "Hereby," "herein" and other like expressions refer to the declaration of trust as a whole, as from time to time amended, and not to the particular Section in which such expressions are found.

      "Shareholder" means the person, firm, association, trust or corporation, one or more, at the time registered as the holder or holders of any Shares in this trust.

      "Share" means a share of beneficial interest in this trust and includes any subscription or subscription certificate or part-paid share in this trust issued or accepted, except to the extent therein limited.

      "This trust" means the trust or trusts created by this declaration of trust as from time to time amended.

      "Trustees" means the Trustees, if more than one, in their collective capacity as Trustees hereunder, but not in their personal capacity, or if only one, the Trustee in his capacity as Trustee hereunder but not in his personal capacity, for the time being, whether original, additional or successor.

      "Trust Property" means all the property which for the purposes of these presents shall be at any time acquired by or vested in or owned by the Trustees, directly or indirectly, and the income and proceeds thereof; but "Trust Property" shall not be construed to include property owned by any corporation, trust or association in which the Trustees have an interest.

      Any expression in the conjunctive or the disjunctive shall include both the conjunctive and the disjunctive and any expression in the singular or the plural shall include both the singular and the plural.

      The headings of the different parts of this declaration of trust are inserted for convenience of reference and are not to be taken as any part of the declaration or to control or affect the meaning, construction or effect of the same.

      This declaration of trust is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

<PAGE 7>


                          Name and Place of Business.

      Section 2.-The Trustees shall be designated, and, so far as may be practicable, all things relating to this trust shall be done under the name of, "Commonwealth Energy System," hereinafter referred to as "the System" which shall be deemed to refer to the Trustees. The principal place of business of this trust shall be in Cambridge, Massachusetts, or at such other place in Massachusetts as the Trustees may from time to time designate.

                              The Trust Property.

      Section 3.-The Trust Property shall be held in trust by the Trustees in the manner and with and subject to the powers and provisions herein contained concerning the same for the benefit of the Shareholders in accordance with their respective rights, ratably according to the number and kind of Shares held by each. The Trust Property shall except as otherwise provided in Sections 5(k) and 5(m) be transferred to and vested in the Trustees. Notwithstanding any other provisions hereof, all real estate at any time forming part of the Trust Property shall be held upon trust for sale and conversion into personal property at such time or times, in such manner and upon such terms as the Trustees shall determine, but the Trustees shall have power to postpone such conversion so long as they in their uncontrolled discretion shall think fit, provided that they shall have no power to postpone such conversion beyond the termination of this trust; but all such real estate shall at all times during any postponement of the sale and conversion thereof be considered as personal property. For the purpose of such sale and conversion of real estate the Trustees shall have full power to sell or exchange the same and to execute and deliver proper deeds and instruments of conveyance thereof.

                     Immunity of Shareholders and Others.

      Section 4.-No Shareholder, officer or agent of this trust shall be held to any liability for the payment of any sum of money or for damages for the non-performance of anything that shall have been agreed upon on behalf of this trust by the Trustees or any officer or agent, or in tort or otherwise, and no Trustee shall be held to any such liability unless expressly stipulated to that effect and then only as Trustee hereunder and not individually; and every person, firm, association, trust and corporation shall look only to the Trust Property for such payment or damages or otherwise. In every written agreement and obligation entered into by or on behalf of this trust reference shall be made to this declaration of trust, and the substance of such parts of the preceding sentence of this Section as are applicable may be set forth, or may be stated in a written notice or document previously filed with the party or parties to such agreement or obligation; and neither the Trustees nor any officer or agent of this trust shall have any power or authority to enter into any agreement or obligation on behalf of this trust except in accordance with the provisions of this Section. No Trustee, officer or agent of this trust shall be entitled to look to the Shareholders personally for indemnity against any liability incurred by them in the execution of this trust or to call upon the Shareholders for the payment of any sum of money or any assessment whatever, except only in the case of Shares in this trust which are by their express terms issued part-paid and assessable and then only as therein provided.

                            Powers of the Trustees.

      Section 5.-The Trustees shall have full power and discretion from time to time:

      (a) To purchase, subscribe for or otherwise acquire any of the stocks, shares, bonds or other securities or obligations of any corporation, wherever incorporated, or of any trust or association, or of any nation, state, municipality or other governmental agency, and to exercise all the rights and privileges

<PAGE 8>


of an owner thereof and, without limiting the generality of the foregoing, to acquire by exchange, purchase or otherwise, shares and rights incident thereto in, and bonds and other securities and obligations of this trust, provided such exchange, purchase or other acquisition does not result in the impairment of the capital of this trust.
      (b) To acquire, by means of the Trust Property, hold, develop, operate, lease and otherwise utilize lands, or any rights therein, water-rights, water-powers, plants for the production of electricity, gas or power in any form and systems for the distribution of water, gas, electricity or other power, and to construct, lease or otherwise acquire, maintain and operate any such plants or systems and plants of any description operated in whole or in part by electricity, gas, coal, oil, water-power or other, and generally to produce or acquire and to sell, distribute and use, for operation of plants or otherwise, electricity, gas or other power;
      (c) By means of the Trust Property, to acquire, hold, utilize and carry on any other business and any property, rights, franchises or privileges which the Trustees may think suitable, convenient or profitable for or in connection with any of the purposes of this trust;
      (d) To conduct and manage under contract any plants, systems, business or property of the kind above enumerated;
      (e) To borrow money and issue bonds, debentures, notes or other evidences of indebtedness to the extent necessary to comply with the Alternate Plan of Recapitalization of the System approved by the Securities and Exchange Commission on February 11, 1947 and by the United States District Court for the District of Massachusetts on March 10, 1947 (hereinafter referred to as the "Plan") and to secure the payment thereof if desired by mortgage, pledge or charge of or upon the whole or any part of the Trust Property at the time owned or thereafter acquired;
      (f) To borrow from time to time money for the purposes of the trust and to issue bonds, debentures, notes or other evidences of indebtedness therefor in addition to the amount required under the provisions of subsection (e) above, and to secure the payment thereof by mortgage or pledge of the whole or any part of the Trust Property at the time owned or which may thereafter be acquired, and which shall be a lien thereon superior to any unsecured obligation or liability of the trust then or thereafter created or incurred;
      (g) To execute, acknowledge and deliver any indenture or indentures necessary or desirable in the opinion of the Trustees for the purpose of securing such bonds, debentures, notes or other evidences of indebtedness (hereinafter in this subparagraph called "obligations") and specifying the rights, obligations and limitations of the holders thereof and of the Trustees of this trust and of the trustee under said indenture and the terms, covenants, provisions and conditions on which the obligations are to be issued, secured and held; which indenture or indentures may provide for the delivery of possession of the trust property, or any part thereof, to the holders of such obligations or the trustee under such indenture, upon such conditions as may be specified therein; and to sell and dispose of such obligations at such times, in such amounts, to such purchasers and at such prices as the Trustees may from time to time determine; and such obligations may be signed on behalf of the Trustees by the president or a vice-president, under the common seal of the Trustees attested by the secretary or an assistant secretary, any of whose signatures on such obligations or in attestation of the seal thereon may, if authorized by the Trustees, be made by

<PAGE 9>


engraving, lithographing, or printing thereon a facsimile of such signatures in lieu of actual signature, in which case such facsimile signature so engraved, lithographed, or printed thereon shall have the same force and effect as if such officer had actually signed the same or attested the seal thereon, and which obligations may have affixed thereto the common seal of the Trustees (or, if authorized by the Trustees, an engraved, lithographed or printed facsimile of such common seal) and may carry interest coupons authenticated by the facsimile signature of the treasurer;
      (h) To advance or lend money, on such terms as the Trustees shall think proper and with or without security, to, and otherwise aid by endorsement, guaranty or otherwise, any corporation, trust or association any of the stocks, shares, bonds, or other securities or obligations of which shall have been acquired or subscribed for by or on behalf of this trust or by or on behalf of any corporation, trust or association in which this trust has a financial interest, and to discharge and cancel without payment any indebtedness thus arising or to convert the same into stocks, shares, bonds, or other obligations of such corporation, trust or association, or any other with or into which it may be consolidated or merged, or to which its property may be transferred or leased;
      (i) To exercise any and all powers and rights belonging to the holder of any stocks, shares, bonds, securities or obligations forming part of the Trust Property, whether by voting or by giving any consent, request or notice, or otherwise, either in person or by proxy or attorney, and to give proxies or powers of attorney therefor, with or without power of substitution, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting, meetings or action, and may include the exercise of any discretionary powers; and, without limiting the generality of the foregoing, to vote in favor of or to consent to the creation of any mortgage, lien or other encumbrance upon all or part of the franchises and property, real and personal, then owned or thereafter acquired, of any or all of the corporations, trusts and associations, any of the stocks, shares, bonds, securities or obligations of which may at the time be subject to this trust, or to vote in favor of or to consent to the merger or consolidation of any such corporation, trust or association with any other corporation, trust or association, or the sale, lease, surrender or abandonment of all or part of the franchises and property, real and personal, of any such corporation, trust or association;
      (j) To sell by public auction or private contract or otherwise use and deal in and with the whole or any part of the Trust Property, and to buy in or rescind or vary any contract of sale and to resell, without being responsible for loss, and to convert, exchange or refund the whole or any part of the Trust Property for or into any shares, bonds or other securities or obligations, property or effects in which the Trustees might, under the provisions hereof, invest any moneys forming part of the Trust Property; and, without limiting the generality of the foregoing, to sell the whole or any part of the Trust Property for any shares, bonds, or other securities or obligations of the purchaser, as a step in proceedings looking towards the termination of this trust or the carrying out of any plans for the reorganization or rearrangement of the business or properties conducted or held hereunder; provided, however, that, except for purposes of terminating this trust at the expiration of the term, as set forth in Section 42, no such sale, lease or other disposition of the whole or substantially all of the Trust Property (otherwise than by mortgage or by pledge) nor any termination of this trust or merger or consolidation (to the

<PAGE 10>


extent permitted by law) of this trust with or into another entity shall be made without the consent of the holders of at least three-quarters of the Shares then outstanding and entitled to vote, given either in writing or at a meeting of Shareholders called for that purpose. Notwithstanding the foregoing, the aforesaid three-quarters Shareholder consent requirements shall not be applicable to such a sale, lease, disposition, termination, merger or consolidation which has been approved by the affirmative vote of not less than two-thirds of the Trustees then in office, and in such case no such sale, lease, disposition, termination, merger or consolidation (to the extent permitted by law) shall be made without the consent of the holders of two-thirds of the Shares then outstanding and entitled to vote, given either in writing or at a meeting of Shareholders called for that purpose;
      (k) To cause any stocks, shares, bonds or other securities or obligations subject to this trust to be transferred into the name of Commonwealth Energy System or transferred into the names of or vested in the Trustees, or any of them, whether or not jointly with the right of survivorship, or as tenants in common or otherwise, or in any one of them, or to allow any such stocks, shares, bonds, or other securities or obligations to remain in the name of or to be transferred into the name of, any nominees, pledges, persons, firm, association, trust or corporation responsible to the Trustees; and to convey and transfer or cause to be conveyed and transferred to any wholly owned subsidiary corporation, trust or association all or any part of the Trust Property, without consideration or for such consideration including stocks, shares, bonds and other securities and obligations of said subsidiary corporation, trust or association, as shall be determined by the Trustees;
      (l) To act through and to delegate any of the duties, powers, authorities and discretions of the Trustees (except the declaration of dividends, the establishment of surplus and the filling of vacancies in the Trustees) and to permit any of such duties, powers, authorities and discretions to be exercised by any of the officers, agents or representatives of this trust or of the Trustees, including, without limitation, the officers, agents and representatives referred to in Section 14 and such others as the Trustees shall think proper, but the authority of the officers, agents or representatives of this trust shall always be subject to the provisions of Section 4 hereof;
      (m) To collect, sue for, receive and receipt for all sums of money coming due to this trust, to consent to the extension of the time for payment or to the renewal, of any bonds or other securities or obligations subject to this trust, and to compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands and things relating to the Trust Property, and to transfer to and deposit with any corporation, committee or other persons any stocks, shares, bonds or other securities or obligations forming part of the Trust Property for the purposes of any arrangement for enforcing or protecting the interest of this trust in such stocks, shares, bonds or other securities or obligations, and to pay any assessment levied in connection with such arrangement, and to give time, with or without security, for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments and to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient;
      (n) To invest and reinvest the capital or other funds of this trust from time to time in real or personal property of any kind or any interest therein;

<PAGE 11>

      (o) To deposit any moneys included in or derived from the Trust Property in any bank or trust company or with any bankers, or in the banking department of any bank or trust company that may at the time be a Depositary hereunder, and to entrust to any Depositary or any other bank or trust company or safe deposit company for safe-keeping, any of the stock or share certificates, bonds or other securities or obligations and any documents and papers comprised in or relating to the Trust Property;
      (p) To pay any and all taxes or liens of whatever nature or kind imposed upon or against the Trustees individually or collectively in connection with the Trust Property, or upon or against the Trust Property or any part thereof, and, so far as permitted by law, to assume and agree to pay, on behalf of any holders of bonds or other obligations of this trust or of Shares in this trust of any or all classes or series, or to reimburse any such holders for, all or any part of the taxes assessed upon any such bonds or other obligations or Shares or in respect of the income therefrom or upon such holders by reason of their ownership thereof, and to pay the interest upon any such bonds or other obligations and the dividends upon any such Shares without deduction for all or a specified part of any tax which the Trustees may be required or permitted to pay thereon or to retain therefrom under any present or future law of the United States or of any state, municipality or other political subdivision; and, whether or not all of the Shareholders are residents of the Commonwealth of Massachusetts, to make with the said Commonwealth or the Commissioner of Corporations and Taxation or other representative thereof any agreement for the payment of taxes to said Commonwealth, whether or not said taxes would otherwise be payable or assessable by or against or in respect of the Trustees or the Trust Property or the income therefrom, all as may be required or permitted by any present or future law for the purpose of making partially or wholly tax-exempt any or all of the Shares in this trust or the holders thereof or all or any part of the dividends or income therefrom; and for any of the foregoing purposes to make such returns and do all such other acts and things as may be necessary or desirable;
      (q) To determine surplus in accordance with sound accounting principles and to use such surplus in accordance with the powers and purposes of the trust herein established, except that cash dividends may not be declared other than out of earned surplus accumulated subsequent to the effective date of the Plan;
      (r) To let to tenants at will or lease for any term or terms beyond the possible termination of this trust, or for any lesser term, upon such terms and conditions and with such stipulations and agreements as they may deem advisable any part or parts of the Trust Property and to make allowances to and arrangements with tenants and others to accept surrenders of leases and tenancies and to make such agreements with owners of adjoining property, including without limitation any municipal authority, or in regard to easements of every sort and description, boundary lines, party walls or other like subjects of agreements as they may deem necessary or convenient for the purposes of this trust;
      (s) To pay commissions to brokers or others in respect of the purchase or sale of property or of any interest therein or for services in procuring subscriptions for or underwriting Shares or bonds or other obligations issued hereunder or in procuring tenants or insurance or fidelity bonds or otherwise or to sell at a discount Shares or bonds or other obligations issued hereunder;
      (t) To apply for and obtain and renew or surrender any and all permits, approvals, consents, orders, licenses and permissions from and to fulfill all requirements of any and all public utilities commissions or other public authorities, laws, ordinances or regulations and to pay all fees or other costs and expenses connected therewith or relating thereto;

<PAGE 12>


      (u) To take out insurance upon the life or lives of any person or persons upon whose life or lives, in the opinion of the Trustees, the duration of this trust depends in such sums and upon such terms and for such time as the Trustees shall determine and take out insurance upon any of the Trust Property for the income or rents or rental value thereof against loss or damage by fire, theft or other casualty or against loss of rent and to take out insurance against liability for injury or damage to persons and property or insurance against loss of occupation of any of the Trust Property or premises in which this trust has an interest or any other insurance which is customary or which seems to the Trustees desirable, and to procure, if the Trustees so desire in any case, fidelity bonds and other insurance covering any Trustees, officers or employees of this trust, and to extend or renew any of the foregoing, and to apply the proceeds of any such insurance policies or bonds to make good the damage, loss or liability insured against;
      (v) To use a common seal and to adopt a form for said seal, which form may bear or contain the words "Commonwealth Energy System"; provided that, unless the law otherwise requires, the same shall consist of a facsimile imprint thereof or be impressed upon the instrument to be sealed or upon a wafer or other substance affixed to the instrument to be sealed;
      (w) To effect a share split or reverse split of the Common Shares of the System and to change the par value of Common Shares of the System in connection with any such share split or reverse share split, provided that such share split, reverse share split or change in the par value of the Common Shares of the System does not result in impairment of the capital of this trust, as represented by the aggregate of the par value of its outstanding shares and any cash premiums paid on the sale of such shares; to effect, without the consent or vote of the holders of any Common Shares or Preferred Shares, any amendments to this Declaration of Trust necessary to reflect such a share split, reverse share split or change in par value; and to issue Common Shares to effect any such share split or reverse share split, notwithstanding any other provisions of this Declaration of trust, including, without limitation, the provisions of Section 22 and Section 44.
      (x) Generally in all matters to deal with the Trust Property and to manage and conduct the business of this trust as fully as if the Trustees were the absolute owners of the Trust Property, and to exercise full power of determination and decision in all matters of any kind relating to the Trust Property and the business of this trust, and without limiting the generality of the foregoing, to rent suitable offices for the transaction of the business of this trust; and to execute all such agreements, deeds, covenants and instruments and do all such things as the Trustees may deem proper for any of the purposes of this trust, and whether any of said purposes be of a class legal for trustees or for the investment of trust funds or not, and to authorize the execution of any such agreements, deeds, covenants or instruments in the name of Commonwealth Energy System by any of the officers or agents of this trust or by any other persons; provided, however, that the provisions of Section 4 hereof shall be observed.

                                 The Trustees.

      Section 6.-At least two-thirds of the Trustees hereunder shall at all times be residents of Massachusetts. The number of Trustees shall be nine (9). Subject to the provisions of Section 22 hereof, the Trustees shall be elected by plurality vote of Shareholders entitled to vote and the Board of Trustees shall be divided into three classes of three Trustees each, with the term of office of one class expiring each year. At the annual meeting of Shareholders in 1987, three Trustees of the first class (Class A) shall be elected to hold office for a term expiring at the 1988 annual meeting of Shareholders and until their respective successors are chosen and qualified, three Trustees of the second class (Class B) shall be elected to hold office for a term expiring at the 1989 annual meeting of Shareholders and until their respective

<PAGE 13>
successors are chosen and qualified, and three Trustees of the third class (Class C) shall be elected to hold office for a term expiring at the 1990 annual meeting of Shareholders and until their respective successors are chosen and qualified. Commencing with the annual meeting of Shareholders in 1988, each class of Trustees whose term shall then expire shall be elected to hold office for a three year term and until the election and qualification of their respective successors in office. A Trustee may but need not be a Shareholder. Any vacancy or vacancies in the number of Trustees may be filled by a majority of the remaining Trustees by written instrument filed at the principal office of this trust, and any Trustee so chosen shall continue in office until the next succeeding annual meeting of Shareholders at which the class for which such Trustee has been chosen is subject to election; provided, however, that any vacancy or vacancies in the number of Trustees elected by a class of voters under the provisions of Section 22 shall be filled by the remaining Trustee or Trustees elected by such class. Until any such vacancy is filled, the remaining Trustees may exercise all the powers, authorities and discretions of the Trustees hereunder by a majority of their number as hereinafter provided.

      A Trustee may resign by delivering his resignation in writing at the principal office of this trust, addressed to the remaining Trustees or by delivering such resignation at a meeting of the Trustees or to the secretary of this trust but such resignation shall take effect only upon its acceptance by the remaining Trustees or upon the appointment of a new Trustee in his place or upon the expiration of thirty (30) days after the delivery of the said resignation, whichever event shall first occur, and after such resignation, until it takes effect, the retiring Trustee may but shall not be obliged to continue to act as one of the Trustees hereunder. Each Trustee shall receive, for his services as such Trustee, such annual compensation, plus such fees for each Trustees' meeting attended and additional services rendered, as are fixed from time to time by the Trustees in their discretion.

      Notwithstanding any other provisions of this Declaration of Trust (and notwithstanding the fact that a lesser proportion or separate class vote may be specified by law or this Declaration of Trust generally), the affirmative vote or written consent of the holders of three-quarters of the then outstanding Shares entitled to vote shall be required to amend or repeal, or adopt any provisions inconsistent with this Section 6 including, without limitation, provisions affecting the number, classes, term or incumbency of Trustees.

      Section 7.-Upon the resignation of any Trustee and upon the appointment of a new Trustee such instruments shall be executed, acknowledged and delivered as the Trustees or the new Trustee shall deem to be necessary or convenient for vesting the Trust Property in the Trustees for the time being or providing evidence of such vesting independently of such resignation or appointment. But without the execution of any conveyance, the Trust Property shall always (not restricting the same to the above enumerated cases) vest in the Trustee or Trustees for the time being acting hereunder.

      Section 8.-The Trustees shall have power to determine whether any moneys or things are for the purposes of these presents to be considered as capital or income, and what constitutes the income of this trust for any year or other period, and in what manner any expenses or outgoings are to be borne as between capital and income. In making any such determination, the Trustees shall be guided by sound accounting principles but every such determination made in good faith, whether express or implied in the acts or proceedings of the Trustees, shall be conclusive and binding upon all persons interested.

      Section 9.-Subject to the provisions contained in the rights, preferences and limitations relating to any preferred shares in or any bonds or other obligations of this trust, the Trustees may from time to time in their discretion declare cash dividends out of earned surplus of the trust accumulated subsequent to the effective date of the Plan; provided that dividends in securities or rights or property or in shares of the System may be declared as long as the payment of such dividend does not result in the impairment of the capital of this trust, as represented by the aggregate of

<PAGE 14>

the par value of its outstanding shares and any cash premium paid in on the sale of such shares; but no Shareholder shall have any right to any dividends except when and as the same are declared by the Trustees, and no Shareholder, Trustee, officer or agent of this trust shall be liable therefor, and any Shareholder entitled thereto shall look only to the Trust Property for the payment of any such dividends. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend, the register and transfer books of this trust may be closed at the end of such day as the Trustees shall direct, but not more than forty-five (45) days before the payment date for such dividend, which register and transfer books, unless the Trustees otherwise direct, shall remain closed until the close of business on said dividend payment date, or without closing of said register and transfer books the Trustees may fix a time not more than forty-five (45) days before any dividend payment date as the time as of which the Shareholders entitled to receive payment of such dividend shall be determined, and if such time is so fixed only those Shareholders of record at such time shall be entitled to receive payment of such dividend.

      Section 10.-The Trustees may determine the fiscal year of this trust, and the form in which the accounts of this trust shall be kept, and may from time to time change the fiscal year or form of accounts, provided, however, that such accounts shall be kept in accordance with sound accounting principles. Until the Trustees shall change the same the fiscal year shall end on the thirty-first day of December in each year.

                         Proceedings of the Trustees.

      Section 11.-The Trustees, if more than one, may hold meetings for the transaction of the business of this trust and the exercise of any of their powers, authorities and discretions hereunder, and may prescribe regulations for the conduct of such meetings, the times and places of regular meetings, which may be held without call or further notice thereof, and the manner of calling and giving and waiving of notice of special meetings. An annual meeting of the Trustees shall be held in Cambridge, Massachusetts, as soon as practicable after the annual meeting of the Shareholders, or any special meeting held in lieu thereof, at which meeting action shall be taken on the question that may be presented. No notice need be given of any meeting of the Trustees provided that all the Trustees are present in person or waive notice thereof in writing signed either before or after said meeting. A majority of the Trustees shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. Except as otherwise provided herein, questions arising at any meeting of the Trustees at which a quorum is present shall be decided by the vote or resolution of a majority present and such majority shall have full power to exercise all or any of the duties, powers, authorities and discretions at the time vested in their entire number.

      Section 12.-The Trustees may, without a meeting, transact any business of the trust and exercise any of their duties, powers, authorities and discretions hereunder by vote or resolution signed by each of the Trustees and any such written vote or resolution shall be as valid for all purposes as action taken at a meeting.

      Section 13.-The Trustees shall cause to be kept by the secretary or an assistant or temporary secretary, in books provided for the purpose, minutes of all meetings of the Trustees, specifying the names of the Trustees present, and a record of all written votes and resolutions adopted by the Trustees, and minutes of all meetings of the Shareholders, and a record of all written consents of the Shareholders. Such minutes and records, if signed or certified by the secretary or any assistant or temporary secretary, or in case of Trustees' action by a majority of the Trustees who were present in person at the meeting or who signed the written vote or resolution, shall be conclusive evidence of the matters therein stated. A certificate signed by the president or a vice-president or the treasurer or the secretary or an assistant or temporary secretary shall be conclusive evidence, in favor of every person, firm, association, trust and corporation acting in good faith in reliance thereon, as to the contents of any such vote or resolution or written consent and as to all matters in such certificate contained relating to a written vote

<PAGE 15>


or resolution or written consent or relating to the meeting, if any, at which such vote or resolution is therein certified to have been passed, including the regularity of the said meeting and the passage of any vote or resolution thereat, and as to all other matters and things stated in such certificate, and no person, firm, association, trust or corporation shall be obliged to make any inquiry as to any of the said matters, or as to the election or appointment of any person acting at any such meeting or signing such vote or resolution, or as to the holding of any Shares by any person, firm, association, trust or corporation, acting as a Shareholder at such meeting or signing such written consent, or be affected by actual or implied notice of any irregularity whatsoever therein.

                   Officers: Depositaries and Other Agents.

      Section 14.-The Trustees shall at their annual meeting elect a president, a treasurer and a secretary and may at that or any other meeting elect any other officers which they may consider necessary or desirable and may permit any officer to resign and may remove any officer with or without cause and may fill any vacancy and may elect temporary officers to serve during the absence or disability of regular officers or for a specified purpose and may likewise from time to time appoint or employ or authorize the appointment or employment of agents, employees, or representatives of this trust, may fix the compensation, term of employment, duties and powers of all officers, agents, employees or representatives of this trust or authorize the same to be fixed, and may remove them or terminate their employment or authorize the same to be done. Any action taken and any obligations entered into by such officers or agents on behalf of this trust pursuant to authority to them granted shall be binding upon the Trust Property. All of the said officers shall, unless otherwise determined by the Trustees, continue in office until the first annual meeting of the Trustees following the meeting at which such officers were elected, and until their successors are elected. Subject to the limitations contained in Section 4 and in this Section, the several officers shall have such authority and perform such duties and receive such compensation, if any, as may from time to time be fixed by the Trustees, and unless the Trustees otherwise determine, but subject to the same limitations, they shall have the authority and perform the duties usually incident to their respective offices in the case of corporations. In addition to all other duties, the treasurer, under the supervision of the Trustees, shall keep or cause to be kept accurate books of account, which shall be the property of this trust and shall constitute the books of account of the Trustees, and the secretary shall attend and keep minutes of all meetings of the Trustees and Shareholders, and shall keep records of all written consents of the Shareholders presented to him for that purpose, which books of account, minutes and records shall at all times be open to the inspection of any Trustee and of any officer. The minutes of the meetings and records of the written consents of the Shareholders shall be open during business hours to the inspection of the Shareholders. In the absence of the secretary, an assistant secretary or temporary secretary shall perform the duties of the secretary. Any officer may but need not be a Shareholder, or Trustee, and any two or more offices may be held by the same person, except that the offices of president and treasurer may not be held by the same individual.

      Section 15.-The Trustees may appoint as Depositary or Depositaries hereunder such national banks, state banks or trust companies doing business in Boston, Massachusetts, or elsewhere, as they shall from time to time select. Until its appointment is terminated as hereinafter provided, State Street Trust Company, Boston, Massachusetts, shall be the principal Depositary hereunder. Each Depositary shall have the custody of at least one duplicate original or certified copy of this declaration of trust and of each certificate of amendment, alteration, addition or rescission all of which shall be available for inspection by the Shareholders during business hours. Any Depositary may serve as Trustee under any indenture of trust issued pursuant to the provisions hereof, registrar, transfer agent or other agent of this trust, and may be changed or removed from time to time by the Trustees. Any Depositary so removed or resigning shall turn over on demand to its successor Depositary, or if none be selected, to the Trustees, all documents

<PAGE 16>


and records in its possession or custody relating to this trust, or shall at the request of the Trustees record any such document in any place of public record selected by the Trustees; and thereupon its duty as to such documents and records and its liability therefor hereunder shall cease. Any funds of this trust in the hands of any Depositary as such may be deposited by it in its banking department for its account as Depositary hereunder, and any securities of this trust in the hands of any Depositary may be deposited by it in its safekeeping or safe-deposit department. Copies of all documents and records in the custody of any such Depositary duly certified by it and certificates as to who are the Trustees, signed by any officer of such Depositary, shall be conclusive upon all questions as to title or affecting the rights of third persons, and in general shall have the effect of their originals. The Depositary shall for all purposes hereof be deemed an agent of this trust.

            General Provisions Concerning the Trustees and Others.

      Section 16.-Notwithstanding any other provisions of this instrument, no Trustee (except to the extent that directors of a Massachusetts business corporation are liable) and no officer, agent or other representative appointed pursuant to any provision hereof shall be liable for any act or default on the part of any co-Trustee, or any other officer, agent, attorney, employee or representative, or for having permitted any co-Trustee, officer, agent, attorney, employee or representative to receive or retain any money or property receivable by the Trustees hereunder, or for errors of judgment made in good faith in exercising or failing to exercise any of the duties, powers, authorities or discretions conferred upon or resting upon him, or for any loss arising out of any investment, or for failure to sue for or to collect any moneys or property belonging to this trust or for any act or omission to act, performed or omitted by him in good faith in the execution of this trust; but each Trustee and each such officer, agent or representative shall be entitled out of the Trust Property to reimbursement for his reasonable expenses and outlays and to be put in funds and exonerated and indemnified to his reasonable satisfaction from time to time against any and all loss, costs, expense and liability incurred or to be incurred by him in good faith in the execution of this trust. And no Trustee, however appointed, shall be obliged to give any bond or surety or other security for the performance of any of his duties as Trustee.

      The System shall reimburse or indemnify each present and future Trustee, officer, agent or representative (and his heirs, executors and administrators) for or against all expenses reasonably incurred by him or imposed by him, subsequent to the effective date of the Plan, in connection with, or arising out of, any action, suit or proceeding in which he may be involved by reason of his being or having been a Trustee, officer, agent or representative of the System, where disposition of such action, suit or proceeding is made in favor of such Trustee, officer, agent or representative; provided that no reimbursement shall be made until such time has elapsed that appeal can no longer be taken and that, in the judgment of the Trustees, such action, suit or proceeding will not be recommended.

      No Trustee, officer, agent or representative of the System (or its or his successors, heirs, executors or administrators) shall be liable for any act, omission, step or conduct taken or had in good faith which (whether by condition or otherwise) is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act or any state statute regulating the System or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendments to any thereof. In any action,

<PAGE 17>


suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such Trustee, officer, agent or representative (and its and his successors, heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs and attorneys' fees.

      The foregoing rights shall not be exclusive of other rights to which any Trustee, officer, agent or representative may otherwise be entitled and shall be available whether or not the Trustee, officer, agent or representative continues to be such at the time of incurring such expenses and liabilities. Such other rights shall include, as to transactions subsequent to the effective date of the Plan which are not within the protection afforded by the foregoing paragraphs, the immunities and rights of reimbursement which would have been allowable under the laws of The Commonwealth of Massachusetts had this trust been a business corporation organized under such laws. As to transactions on or prior to the effective date of said Plan, the immunities and rights of reimbursement of any Trustee, officer, agent or representative of the System (and its or his successors, heirs, executors and administrators) shall be determined under the provisions of this declaration of trust as in force at the time of such transactions.

      Section 17.-The Trustees may consult with any counsel, lawyer, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, consultant or person deemed by them competent, to be selected, employed, retained or consulted by the Trustees at the expense of the Trust Property, whether individuals, firms or corporations, and whether or not generally or specially employed, retained or consulted, and any action taken by the Trustees in good faith on the opinion or advice of, or information received from, any such counsel, lawyer, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, consultant or person deemed by them competent, shall be complete and conclusive protection to the Trustees and each of them.

      Section 18.-Whenever in the administration of this trust the Trustees shall deem it necessary or advisable that any matter be proved or established, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed by them and by each of them to be conclusively proved and established by a certificate or instrument purporting to be signed by the president or a vice-president or the treasurer or the secretary or any assistant or temporary secretary of this trust and delivered to the Trustees, or any of them, and such certificate or instrument shall be full warrant to the Trustees and to each of them for any action taken or suffered by them or by any of them under the provisions of this declaration of trust on the faith thereof; but in their discretion the Trustees or any of them may accept other evidence of such matter or may require or obtain from the officers of this trust or from any other sources such further or additional evidence as to them may seem reasonable. The Trustees may receive a certificate purporting to be signed by the secretary or any assistant or temporary secretary as conclusive evidence of the due adoption of any vote or resolution by the Shareholders and conclusive evidence of the matters therein stated.

      Section 19.-The receipts of the Trustees or any of them for moneys or things paid or delivered to them or him shall be effectual discharges to the person, firm, association, trust or corporation paying or delivering the same therefrom and from all liability to see to the application thereof. And no purchaser or person, firm, association, trust or corporation dealing with the Trustees, officers or agents of this trust shall be bound to ascertain or

<PAGE 18>


inquire whether any consent, resolution or other authorization of the Trustees or Shareholders, as is herein required or provided for, has been obtained or passed or as to the existence or occurrence of any event or purpose in or for which a sale, lease, mortgage, pledge, or charge is herein authorized or directed, or otherwise as to the purpose or regularity of any of the acts of the Trustees, officers or agents of this trust purporting to be done in pursuance of any of the trusts or powers herein contained, or as to the regularity of the resignation or appointment of any Trustee, officer or agent; and a transfer of the Trust Property, or any part thereof, executed by the Trustee or Trustees in whom the same shall be vested at the time of any such resignation or appointment (including any retiring Trustee who shall be willing to act and shall act in executing such transfer but not otherwise including any such retiring Trustee) for the purpose of vesting the same in the Trustee or Trustees for the time being of these presents or providing evidence of such vesting independently of such resignation or appointment, shall, as to the property comprised in such transfer, be conclusive evidence in favor of any such purchaser or other person, firm, association, trust or corporation dealing with the Trustees of the validity of such transfer and of the matters therein recited relating to such resignation or appointment or the occasion thereof or the occasion of such transfer. And no purchaser or person, firm, association, trust or corporation dealing with any Trustee purporting to act during the absence or inability of any other Trustee shall be concerned to ascertain to inquire whether an occasion exists upon which he is authorized so to act.

      Section 20.-No corporation, trust, association or body politic shall be affected by notice that any of its shares or bonds or other securities or obligations are subject to any of the trusts of these presents or be bound to see to the execution of any such trusts or to ascertain or inquire whether any transfer of any such shares, bonds or securities or obligations by the Trustees, officers or agents of this trust is authorized, notwithstanding such authority may be disputed by some other person, firm, association, trust or corporation.

            Interested Trustees, Officers, Agents and Shareholders.

      Section 21.-No Trustee, officer or agent of this trust shall be disqualified merely by the holding of such office from acquiring shares of stock in or bonds and other obligations of or from holding any office or place or profit under this trust or any company in which this trust or the Trustees shall be interested as stockholder or otherwise, or from dealing or contracting with this trust or with the Trustees, officers or agents hereof or with any such company as vendor, purchaser or otherwise, nor shall any such dealing or contract or any dealing, contract or arrangement entered into by or in behalf of this trust or of the Trustees, officer or agents hereof or by or in behalf of any such company, in which dealing, contract or arrangement any such Trustee, officer or agent may be in any way interested be voided, nor shall any Trustee, officer or agent so contracting or being so interested be liable to account to this trust or to the Trustees, officers, agents or Shareholders hereof, or otherwise, for any profit or benefit arising from any such office or place of profit or realized through any such dealing, contract or arrangement, merely by reason of such Trustee, officer or agent, holding that office or of any fiduciary relation thereby established. Such Trustee, and such officer or agent shall, however, disclose the nature and extent of his interest in advance of any such dealings. No Trustee shall vote or act by written vote or resolution as a Trustee in respect of any dealing, contract or arrangement in which he is so interested, and if he does so vote or act his vote or action shall not be counted but shall not operate to render the dealing, contract or arrangement voidable; and any dealing, contract or arrangement shall be valid if approved or ratified by vote or in writing by the holders of a majority of the Shares of this trust notwithstanding that any or all of the Trustees, officers or agents may be interested therein and shall

<PAGE 19>


vote therefor. A general notice that a Trustee, officer or agent is a member, trustee, director, officer or stockholder of any specified company, and is to be regarded as interested in all transactions with the company, shall be a sufficient disclosure under this clause as regards such Trustee, officer or agent, and under such general notice it shall not be necessary for such Trustee, officer or agent, to give a special notice in regard to any particular transaction with that company.

      No Shareholder shall be disqualified by his holding such shares, however great in amount, from holding any office or place of profit hereunder or under any company in which this trust or the Trustee shall be interested as stockholder or otherwise, or from dealing or contracting with this trust or with the Trustees, officers or agents hereof or with any such company as vendor, purchaser or otherwise, nor shall any such dealing or contract or any dealing, contract or arrangement entered into by or on behalf of this trust by the Trustees, officers or agents hereof in which dealing, contract or arrangement any such Shareholder shall be in any way interested be voided, nor shall any such Shareholder so contracting or being so interested be liable to account to this trust or to the Trustees, officers, agents or Shareholders hereof, or otherwise, for any profit or benefit arising from any such office or place of profit or realized through any such dealing, contract or arrangement, by reason of such Shareholder holding such shares to any amount, nor shall any fiduciary relation be deemed to be established by such shareholding or any obligation imposed on such Shareholder to disclose the fact of his interest.

      Unless the context otherwise requires, the word "company" and the word "stockholder" as used in this Section shall refer to corporations, trusts, partnerships and associations and stockholder, shareholder and member thereof respectively.

      It is not intended by this Section to affect the liabilities of the Trustees under Section 17 of Public Utility Holding Company Act of 1935.

                           Shares and Shareholders.

      Section 22.-The beneficial interest in this trust shall be and during the continuance of this trust shall remain in the owners from time to time of transferable shares of beneficial interest. The shares of beneficial interest now authorized shall consist of fifty million (50,000,000) Common Shares having a par value of two dollars ($2) per share and a class of Cumulative Preferred Shares having a par value of one hundred dollars ($100) per share (hereinafter called "Preferred Shares").

      Common Shares presently authorized but unissued may be issued by the Trustees from time to time for such consideration and upon such terms and in such manner as may be determined by vote at a meeting or by written consent of the registered holders of a majority of the Common Shares at the time outstanding, provided however that such presently authorized but unissued Common Shares may be issued by the Trustees without such vote or written consent upon such terms and in such manner as the Trustees may determine at not less than the par value thereof, if issued:

      (A) To Provide the System with Funds
          (1) To acquire additional stock of any subsidiary of the
      System which is authorized for its proper corporate purposes;
          (2) To acquire common stock of any Massachusetts gas or
      electric company if as a result of such transaction the System will own 51% or more of such stock;
          (3) To acquire debt securities maturing more than one year from the date of issue thereof of any subsidiary of the System; or
          (4) To retire temporary indebtedness of the System incurred by it for the purchase of such stock or debt securities; or
          (5) To make temporary advances to any subsidiary of the System;. or

<PAGE 20>

      (B) In Exchange
          (1) For publicly held stock of any subsidiary of the System; or
          (2) For stock of any Massachusetts gas or electric company if as a result of such exchange the System will own 51% or more of such stock; or
      (C) To Provide Common Shares to Fund Long-Term Incentive Compensation Plans That may be Adopted from Time to Time and to fund compensation plans applicable to the Board of Trustees for services as a Trustee.

      The shares of beneficial interest now issued shall be fully paid and non-assessable and all additional shares of beneficial interest hereafter issued, upon receipt by the System of the consideration specified in the vote or written consent authorizing the issue thereof, shall be fully paid and non-assessable except to the extent otherwise specifically provided in the certificates representing such shares.

      The conditions, preferences, voting powers, restrictions and qualifications of the Preferred Shares and Common Shares shall be as follows:

      (a) The Preferred Shares shall be of the par value of $100 each and may be issued in one or more series designated "Series________ ________% Cumulative Preferred Shares" (inserting in each case a letter designation and the dividend rate for the particular series). All Preferred Shares, irrespective of series, shall constitute one and the same class of shares of beneficial interest, shall be of equal rank and shall be identical in all respects except that the shares of different series may vary, as determined by vote at a meeting or by written consent of the registered holders of at least two-thirds (2/3) of the Common Shares at the time outstanding and entitled to vote, in the following respects:

            (1) the authorized number of shares of the particular series;
            (2) the amount payable on the particular series upon any liquidation, dissolution or winding up of the affairs of the System or distribution of capital;
            (3) the terms of any conversion, participation or other special rights which may lawfully be provided for the particular series; and the shares of different series may vary, as determined by the Trustees, in the following respects:
            (1) the number of authorized shares of the particular series which shall be issued;
            (2) the annual dividend rate for the particular series;
            (3) the date from which dividends on shares of the particular series shall be cumulative;
            (4) the date for payment of the first dividend and each succeeding quarterly dividend payment date for the particular series;
            (5) the redemption price or prices for the particular series;
            (6) the terms and amounts of any sinking fund or purchase fund which may be provided for the redemption or purchase of shares of the particular series.

      Whenever a vote of the Preferred Shares may be required for any purpose, the shares voting, if of different series, shall be counted irrespective of series and not by different series, except as otherwise provided by law or by this trust. All shares of the same series shall be identical (except as to the date from which dividends on shares issued at different times will be cumulative) in all respects and each certificate representing Preferred Shares shall state the designation of the series in which the shares represented by such certificate are issued.

<PAGE 21>


      (b) Holders of the Preferred Shares shall be entitled to receive, when and as declared by the Trustees out of funds legally available for the declaration of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series, and no more, payable in cash quarterly in each year commencing on the date specified for the first dividend payment as herein provided to shareholders of record on the respective record dates fixed in advance for the purpose by the Trustees prior to the payment of each such dividend, which record date for each dividend shall be the same for all series, before any dividends on, or distribution of assets (by purchase of shares or otherwise) to holders of, the Common Shares or any other shares ranking junior to the Preferred Shares in respect of the payment of dividends shall be declared or paid or set apart for payment. Dividends on Preferred Shares shall be cumulative: (1) on shares of any series issued prior to the first dividend payment date, from the date of issue of such shares or from such other date as may be fixed by the Trustees prior to the issuance of such shares; (2) on shares issued on or after such first dividend payment date, from the quarterly dividend payment date next preceding the date of issue of such shares or from the date of issue if that be a dividend payment date or from such other date as may be fixed by the Trustees prior to the issuance of such shares. No dividend shall be declared on any series of the Preferred Shares or on any other class of Preferred Shares ranking on a parity with the Preferred Shares in respect of the payment of dividends, for any quarterly dividend period, unless there shall likewise be declared on all shares of all series of the Preferred Shares and of any other such parity Preferred Shares at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, for the same quarterly dividend period, to the extent that such shares are entitled to receive dividends for such quarterly dividend period. Whenever dividends accrued on all outstanding Preferred Shares to the last preceding quarterly dividend payment date shall have been paid in full or declared and set apart for payment, the Trustees may, without awaiting the expiration of the current dividend period for the Preferred Shares, declare and pay dividends on the Common Shares or any other shares ranking junior to the Preferred Shares in respect of the payment of dividends.

      The expression "dividends accrued," as used in this Section, shall mean the sum of amounts in respect of Preferred Shares then outstanding which, as to each share, shall be an amount computed at the dividend rate per annum fixed for the particular share from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, irrespective of whether such amount or any part thereof shall have been declared as dividends or there shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared and set apart for payment on such share.

      (c) The System shall have the right, at its option and by vote of the Trustees, to redeem the Preferred Shares or any series thereof, as a whole at any time, or in part from time to time, upon payment in cash of the redemption price fixed for the shares of the particular series, together with dividends accrued thereon to the redemption date. If less than all of any series of Preferred Shares is to be redeemed at any time, the shares thereof to be redeemed shall be selected by lot by the Trustees. If at any time the System shall have failed to declare and pay or set apart for payment dividends in full upon the Preferred Shares of all series for all past quarterly dividend periods, thereafter and until all such dividends shall have been paid in full or declared and set apart for payment, the System shall not redeem or purchase, or permit any subsidiary to purchase, for any purpose, any Preferred Shares of any series, unless all Preferred Shares of all series then outstanding shall be redeemed. At its election, the System on or prior to the

<PAGE 22>


redemption date, may deposit an amount equal to the aggregate redemption price of the shares so to be redeemed, together with dividends accrued thereon to the redemption date, with a bank or trust company having a capital and surplus of not less than $2,000,000 and its principal office in Boston, Massachusetts, designated by the Trustees, in trust for the account of the holders of the shares so to be redeemed.

      Notice of any such redemption, and specifying the redemption date, shall be mailed, postage prepaid, to each holder of record of the Preferred Shares so to be redeemed, at his address as it appears on the books of the System, not more than sixty (60) nor less than thirty (30) days prior to the redemption date. Notice of redemption having been so given, the shares so to be redeemed shall not be entitled to any dividends which may be declared after the redemption date specified in such notice unless default be made in the payment or deposit of the redemption price, together with dividends accrued thereon to the redemption date, and on the redemption date, or on a date prior thereto on which such deposit shall have been made, all rights of the respective holders of such shares as shareholders of the System by reason of the ownership of such shares shall cease, except the right to receive the redemption price, together with dividends accrued thereon to the redemption date, upon presentation and surrender of the certificates representing such shares and such shares shall not be deemed to be outstanding after the redemption date or the earlier date of such deposit. In case less than all the shares represented by such certificates are to be redeemed, a new certificate or certificates shall be issued representing the unredeemed shares. In case the holders of Preferred Shares which shall have been redeemed shall not within four (4) years after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the System any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the System for payment of the redemption price thereof, together with dividends accrued thereon to the redemption date, but without interest. All Preferred Shares so redeemed shall be cancelled and retired and no shares shall be issued in place thereof. Subject to the provisions of paragraphs (c) and (d) of this Section, the System may also from time to time repurchase any Preferred Shares at not exceeding the redemption price.

      (d) In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the affairs of the System or any distribution of its capital, then the holders of each series of the Preferred Shares at the time outstanding shall be entitled to be paid in cash the distributive amount fixed for the particular series, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more, before any distribution shall be made to the holders of Common Shares or any other shares ranking junior to the Preferred Shares in respect of the distribution of assets. No payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Shares or any other Preferred Shares ranking on a parity with the Preferred Shares in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Shares or such parity shares like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment to the holders of Preferred Shares or such parity shares, the remaining assets and funds of the System shall be distributed among the holders of the Common Shares. Consolidation or merger of the System with or into any other corporation or corporations or association or associations, or a sale or transfer of substantially all of the System's assets as an entirety, shall not be deemed a liquidation, dissolution or winding up of the affairs of the System within the meaning of this subsection
(d) if it does not effect any change in the preferences or rights of the Preferred Shares as set forth herein which is substantially prejudicial to the holders thereof.

<PAGE 23>


      (e) Except as expressly provided in this Section 22, holders of the Preferred Shares shall have no right to be represented at or to receive notice of meetings of the Shareholders and shall have no right to vote for the election of Trustees or for any other purpose or on any other subject.

      However, whenever dividends accrued on any shares of any series of the Preferred Shares at the time outstanding shall equal or exceed an amount equivalent to six (6) full quarterly dividends thereon, holders of the Preferred Shares shall have the right to be represented at and to receive notice of any meeting of the Shareholders of the System held for the purpose of electing Trustees and the exclusive right, voting separately as a class, to elect two Trustees; and the remaining seven Trustees shall be elected by the holders of the Common Shares.

      If and when all dividends in default on the Preferred Shares shall have been paid in full or declared and set apart for payment, the holders of the Preferred Shares shall again be excluded from the right to be represented at and to receive notice of meetings of the Shareholders and from the right to vote, except as by law or in this trust provided.

      Such dividends in default shall be declared and paid as soon as reasonably practicable unless payment thereof is prevented by law or by the provisions of any indenture or agreement to which the System is a party or unless a majority of the Trustees elected otherwise than by holders of the Preferred Shares shall determine that such payment is not in the best interests of the System.

      The term of office of all persons who may be Trustees of the System at the time when the right to vote for two Trustees shall accrue to holders of the Preferred Shares as herein provided shall terminate upon the election of new Trustees at a meeting of Shareholders which, if not otherwise called, shall be called by the secretary of the System upon request of, or may be called by, the holders of record of at least 10% of all Preferred Shares then outstanding. The new Trustees so elected shall serve until the next annual meeting of Shareholders subject to the following provision and until their successors shall be chosen and qualified.

      When all dividends in default on the Preferred Shares shall have been paid in full or declared and set apart for payment, each Trustee elected by the holders of the Preferred Shares shall cease to hold office upon the election of a successor or of a new Board of Trustees by the Shareholders entitled to vote for Trustees at a meeting of Shareholders which, if not otherwise called, shall be called by the secretary of the System upon request of, or may be called by, one or more of the Trustees then in office.

      If the event calling for any election of Trustees as provided for herein shall occur not more than sixty (60) and not less than forty (40) days before the date for an annual meeting of the Shareholders, the election of Trustees shall be held at such annual meeting, otherwise at a special meeting of the Shareholders to be called for the purpose.

      Notice of every meeting of the Shareholders held for the election of Trustees during a period when the holders of the Preferred Shares have the right to vote for the election of two Trustees shall be given to the holders of record of Preferred Shares and of Common Shares and shall state the purpose of the meeting in respect of the election of Trustees representing the different classes of shares.

<PAGE 24>


      At each such meeting a majority of the outstanding Preferred Shares shall be required to constitute a quorum for the election of two Trustees by the Preferred Shares, which two Trustees shall be elected by plurality vote of the Preferred Shares represented at the meeting; and a majority of the outstanding Common Shares shall be required to constitute a quorum for the election of the remaining Trustees by the Common Shares, which Trustees shall be elected by plurality vote of the Common Shares represented at the meeting. In case of any vacancy in the office of a Trustee elected by holders of the Preferred Shares, the remaining Trustee elected by holders of the Preferred Shares may fill the vacancy by the election of a successor to hold office for the unexpired term of such Trustee. So long as any of the Preferred Shares of any series are outstanding, no amendment of this trust shall authorize the removal of any Trustee elected by holders of the Preferred Shares unless consented to by vote of the holders thereof.

      (f) (1) So long as any of the Preferred Shares of any series are outstanding, the System shall not, without the vote at a meeting called for that purpose of holders of at least two-thirds of the total number of the Preferred Shares of all series then outstanding:

            (a) change any of the provisions of the Preferred Shares, or of any series thereof, which would alter the preferences or rights of the holders thereof in any manner substantially pre-judicial to the holders thereof, except that if such change is prejudicial to the holders of one or more, but not all of such series, only the vote of the holders of two-thirds of the total number of shares of all series so affected and then outstanding shall be required; or

            (b) create any class of shares ranking prior to or on a parity with the Preferred Shares in respect of either the payment of dividends or the distribution of assets.

            (2) So long as any of the Preferred Shares of any series are outstanding, the System shall not, without the vote at a meeting called for that purpose of the holders of at least a majority of the total number of the Preferred Shares of all series then outstanding:

            (a) issue any Preferred Shares in addition to the shares of the first series thereof or of any class of shares ranking prior to or on a parity with the Preferred Shares in respect of either the payment of dividends or the distribution of assets (except for the purpose of retiring shares ranking prior to the Preferred Shares or for the purpose of retiring Preferred Shares or shares ranking on a parity therewith if the shares issued are only shares thereof or on a parity therewith, provided the aggregate par or stated value of the shares to be retired) unless, after giving effect thereto,

                  (i) consolidated net income of the System and its
            subsidiaries for any period of twelve months within the next preceding fifteen months (after adding back interest charges on funded debt of the System deducted in the computation) shall have been at least equal to one and one-half (1/2) times the sum of the annual interest charges on funded debt of the System to be outstanding at the date of such issue plus the annual dividend requirements on the Preferred Shares and on any class of shares ranking prior to or on a parity with the Preferred Shares in respect of either the payment of dividends or the distribution of assets which is to be outstanding at the date of such issue, including the Shares to be issued but excluding any funded debt or Shares of such prior or parity shares to be retired in connection with such issue; and

<PAGE 25>


                  (ii) the aggregate amount of capital and paid-in
            premiums represented by the Common Shares and any other Shares ranking junior to the Preferred Shares in respect of either the payment of dividends or the distribution of assets plus the consolidated retained earnings of the System and its subsidiaries would be at least equal to the capital and paid-in premiums represented by the Preferred Shares and all other Shares ranking prior to or on a parity with the Preferred Shares in respect of either the payment of dividends or the distribution of assets to be outstanding after giving effect to such issue but excluding any such shares to be retired in connection therewith;
or
            (b) merge into or consolidate with any other corporation or association unless the System shall itself be the successor; or otherwise sell or transfer its assets as, or substantially as, an entirety. The term "sell or transfer", as used therein, includes a lease or exchange, but does not include a mortgage or pledge.

      The term "funded debt", as used in this subsection (f), shall mean all indebtedness, other than indebtedness incurred in the ordinary course of business, maturing by its terms more than twelve months from the date on which it was incurred, except that there shall not be included in funded debt any indebtedness for the payment or redemption of which at maturity or on a redemption date sums sufficient have been deposited in trust.

      The term "consolidated net income of the System and its subsidiaries" as used in this subsection (f) shall mean for any particular period the net income of the System and its subsidiaries on a consolidated basis for such period determined in conformity with generally accepted accounting principles, subject to any applicable requirements imposed by any regulatory body having jurisdiction.

      The term "subsidiary" shall mean any corporation or trust of which the System (either alone or through a subsidiary or subsidiaries or together with a subsidiary or subsidiaries) owns a majority of the shares outstanding and having power to vote on the election of at least a majority of the directors in the case of a corporation, or at least a majority of the trustees in the case of a trust.

            (g) Except as otherwise provided by law, no holder of Preferred Shares shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of Shares or warrants carrying rights to Shares, or securities convertible into Shares, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

            (h) Preferred Shares when duly authorized may be issued for such consideration as may be fixed from time to time by the Trustees and upon receipt by the System of the consideration so fixed such Shares shall be deemed to have been fully paid and shall not be liable to any further call or assessment.

            (i) No Shareholder, Trustee, officer or agent of this trust shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section.

            (j) Terms applicable to particular series of the Preferred
Shares:

<PAGE 26>


      The first series of the Preferred Shares shall be designated "Series A ____% Cumulative Preferred Shares" (inserting the annual dividend rate for the particular series); the number of Shares of the first series which may be issued shall be limited to 60,000 shares; the annual dividend rate per share, the date from which such dividends shall be cumulative, the first dividend payment date and each succeeding quarterly dividend payment date, and the redemption prices shall be determined by vote of the Trustees; the amount payable upon any liquidation, dissolution or winding up of the affairs of the System or distribution of capital, if involuntary, shall be $100 per Share and, if voluntary, shall be equal to the applicable redemption price per Share, plus in each case dividends accrue to the date of distribution.

      Common Shares in addition to the 50,000,000 Shares herein authorized may be authorized from time to time by vote at a meeting or by the written consent of the registered holders of a majority of the Common Shares at the time outstanding and entitled to vote and may be issued from time to time by the Trustees at not less than par for such consideration and upon such terms and in such manner as may be determined by such vote or written consent or, if authorized by such vote or written consent, upon such terms and in such manner and for such consideration as may be determined by the Trustees. Such additional Common Shares shall rank pari passu with the Common Shares now authorized. Subject to the provisions of paragraphs (a) and (f) of this Section, Shares in addition to Preferred Shares with any preference as to dividends or in liquidation or otherwise over the Common Shares may be authorized from time to time by vote at a meeting or by written consent of the registered holders of at least two-thirds (2/3) of the Common Shares at the time outstanding and entitled to vote and such additional Shares shall, subject to the provisions of this Section 22, have such par value or be without par value as may be determined by such vote or written consent, may be issued by the Trustees for such consideration and upon such terms and in such manner as may be determined by such vote or written consent, or if authorized by such vote or written consent, upon such terms and in such manner and for such consideration as the Trustees may determine, and shall have such preferences and other rights as may be determined by such vote or written consent, except for the following matters which may be determined by the
Trustees:

            (1) the annual dividend rate for such Shares;
            (2) the date from which dividends on the Shares shall be cumulative;
            (3) the date for payment of the first dividend and each succeeding dividend payment date for the Shares;
            (4) the redemption price or prices for the Shares;
            (5) the terms and amount of any sinking fund or purchase fund which may be provided for the redemption or purchase of the Shares.

      No Common Shares (other than initially issued pursuant to the Plan referred to in Section 5 (e) of this trust) shall be issued or sold for cash unless the same shall first be offered pro rata to the holders of the Common Shares at such price and on such terms and conditions and for such period as may be determined by the Trustees unless the holders of two-thirds (2/3) of the outstanding Common Shares, by vote at a meeting or in writing, shall consent to some other disposition thereof except as hereinafter provided. Any such Shares or securities so offered for subscription and not subscribed for within the period so determined may be issued and sold to such persons, whether Shareholders or not, as may be determined by the Trustees but if so offered other than at a public auction or pursuant to competitive bidding, such unsubscribed Shares or securities shall not be issued at a price less than the price at which such Shares or securities were so offered to the Common Shareholders. Such preemptive rights shall not apply (1) to the issue of Shares of any class or other securities issued otherwise than for cash or

<PAGE 27>

(2) unless the Trustees shall prescribe otherwise, to the issue of Shares of any class or other securities where such Shares or other securities are publicly offered by competitive bidding or are sold to or through underwriters or investment bankers for public sale; (3) to the issue of Common Shares where such Shares are offered to holders of Common Shares pursuant to a plan whereby such holders may purchase Common Shares by either investing cash dividends from Common Shares of the System or making optional cash payments or both; or
(4) to the issue of Common Shares where such Shares are offered to the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies or the Tax Reduction Act of 1975 Employees Stock Ownership Plan of Commonwealth Energy System and Subsidiary Companies; and except as herein specifically provided no holder of Shares of this trust of any class shall have any preemptive or preferential right of subscription to any Shares or other securities of this trust. At the time of any issue of additional Common Shares for cash, the Trustees may, in cases where such preemptive rights apply, specify that holders of outstanding Common Shares shall not be entitled to receive subscription rights for fractions of a Share, provided that if the Trustees so specify each such holder who would otherwise be entitled to receive fractional interests shall be entitled to receive as determined by the Trustees, either (a) cash equal to the value, if any, which said rights would have had, as determined by the Trustees, or (b) sufficient subscription rights to enable said holder to subscribe for one whole Share.

      Section 23.-Shares in this trust acquired by this trust may be cancelled and the number of Shares authorized be thereby reduced, or such Shares may be held in the treasury or be reissued by the Trustees as the Trustees may from time to time determine, provided, however, that before reissuing any Common Shares, the same shall first be offered proportionally to holders of Common Shares in the same manner as is provided in Section 22 hereof with respect to additional Shares, unless the holders of a majority of the outstanding Common Shares shall by vote at a meeting or in writing consent to some other disposition; but such Shares while so held in the treasury shall not be entitled to vote or give any consent hereunder or to receive any dividends and shall not be deemed outstanding in computing proportions or percentages of Shares or Shareholders hereunder or for any other purpose of this trust.

      Section 24.-A register or registers shall be kept by or on behalf of this trust under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number and kind of Shares held by them respectively and a record of all transfers thereof, which register or registers shall be open to inspection by the holders of Common Shares to the same extent as the stock and transfer books of Massachusetts business corporations are open to the inspection of their stockholders. No Shareholder shall be entitled to receive payment of any dividend declared, nor to have any notice given to him as herein provided, until he has given his address to the transfer agent, or such other officer or agent of this trust as shall keep the said register, for entry thereon.

      Section 25.-The Trustees shall have power to employ in the city of Boston and in any other cities the Trustees may designate a transfer agent or transfer agents and a registrar or registrars and may employ as any such transfer agent or registrar any corporation that is a Depositary hereunder. The transfer agent or transfer agents shall keep the said registers and record therein the transfers of any of the said Shares and countersign certificates of Shares issued to the persons entitled to the same. The transfer agents and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees and the remuneration of such transfer agent or transfer agents and such registrar or registrars shall be allowed as part of the expenses incidental to the execution of this trust.

<PAGE 28>


      Section 26.-Every Shareholder shall be entitled to receive a certificate in such form as the Trustees shall from time to time approve, specifying the number and kind of Shares held by him, with such description, if any, as may be necessary to distinguish them from other Shares to which different rights are attached. Such certificates shall, unless otherwise determined by the Trustees, be signed by the president or a vice-president and the secretary or treasurer or an assistant secretary or assistant treasurer of this trust and countersigned by the transfer agent, if any, and registered by a registrar, if any, and a notation of such registration shall be made thereon. The seal of the System and the signature or signatures of the president, vice-president, secretary, treasurer, assistant secretary and/or assistant treasurer upon any such certificate, may be made by engraving, lithographing or printing thereon a facsimile of such seal or of such signature or signatures, in lieu of such seal or actual signature, and such facsimile seal or signature or signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such seal had been affixed thereto and such officer or officers had actually signed the same. In accordance with the usual custom of corporations having a transfer agent, signed certificates for Shares in blank may be deposited with any transfer agent of this trust, to be used by the transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

      Section 27.-A new certificate may be issued by authority of the Trustees to replace any certificate previously issued, on evidence satisfactory to the Trustees that the said certificate previously issued has been worn out, mutilated, lost or destroyed and on such terms, if any, as to indemnity and otherwise, as the Trustees shall deem proper.

      Section 28.-Every transfer of any Shares (otherwise than by operation of law) shall be by assignment in writing by the transferor or of his agent thereunto duly authorized in writing, and upon delivery thereof to the transfer agent of this trust (and if there be no transfer agent then to the principal office of this trust) accompanied by the existing certificate for such Shares and such evidence of the genuineness of such assignment, authorization and other matters as may reasonably be required, shall be recorded in the register, and a new certificate therefor shall be issued to the transferee, and in case of a transfer of only a part of the Shares mentioned in any certificate a new certificate for the residue thereof shall be issued to the transferor. Until the transfer shall be so delivered and recorded, the transferor shall be deemed to be the holder of the Share or Shares comprised therein for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this trust shall be affected by any notice of the transfer.

      Section 29.-Any person becoming entitled to any Shares in consequence of the death, bankruptcy or insolvency of any Shareholder, or otherwise, by operation of law, shall be recorded in the register as the holder of the said Shares, and receive a new certificate for the same, upon production of the proper evidence thereof and delivery of the existing certificate to the transfer agent of this trust and if there be no transfer agent then to the principal office of the trust. But until such record is made the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this trust shall be affected by any notice of such death, bankruptcy or insolvency.

      Section 30.-Shares shall be personal property entitling the holders only to the rights and interest in the Trust Property set forth in these presents, and it is expressly declared and agreed that a trust and not a partnership is

<PAGE 29>


intended to be created by this instrument and that the Shareholders shall be deemed to hold only the relationship of cestuis que trustent to the Trustees, with only such rights as are conferred upon them as such cestuis que trustent hereunder.

      Section 31.-Two or more persons holding any Share shall be joint tenants of the entire interest therein, and no entry shall be made in the register or in any certificate that any person is entitled to any future, limited or contingent interest in any Share. But any person registered as a holder of any Share may, subject to the provisions hereinafter contained, be described in the register or in any certificate as a trustee of any kind, and any words may be added to the description to identify the said trust.

      Section 32.-The Trustees shall not, nor shall the Shareholders, transfer agent or other agent of this trust or of the Trustees be bound to take notice or be affected by notice of any trust, whether express, implied or constructive, or of any charge, pledge or equity to which any of the said Shares or the interest of any of the Shareholders in this trust may be subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interest by any such Shareholder or his personal representatives is authorized by such trust, charge or equity, or to recognize any person as having any interest therein, except the persons registered as such Shareholders. And the receipt of the person in whose name any Share is registered, or, if such Share is registered in the names of more than one person, the receipt of any one of such persons or of the duly authorized agent of any such person, shall be a sufficient discharge for all dividends and other money and for all shares, bonds, obligations and other property, payable, issuable or deliverable in respect of such Share and from all liability to see to the application thereof.

                         Meetings of the Shareholders.

      Section 33.-An annual meeting of the Shareholders shall be held each year at the principal office of the trust, in Cambridge, Massachusetts, or at such other place either within or without the Commonwealth of Massachusetts as shall be designated by the Trustees, on the first Tuesday of May of each such year, or on such other date as the Trustees may fix (which date shall be not more than 30 days before or after the first Tuesday of May), at which meeting the Trustees shall submit to the Shareholders a financial report of the affairs of the Trust for the past fiscal year and such other reports or matters as the Trustees and officers of this trust may deem appropriate or required. If such annual meeting is omitted on the day herein provided therefor, a special meeting shall be held in lieu thereof and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the regular annual meeting.

      Section 34.-Subject to the provisions of Section 6 and Section 22 hereof the Shareholders entitled to vote shall, at each annual meeting or special meeting held in lieu thereof, elect three (3) Trustees to serve for the ensuing three years and take such other further action as may properly come before the meeting.

      Section 35.-The Trustees, president or treasurer of this trust may whenever they think fit and the president or secretary of this trust, upon written request of one-tenth (1/10) of all the Shares outstanding and entitled to vote, shall call or direct any officer of this trust to call a special meeting of the Shareholders to be held at the principal office of the trust or at any place within or without the Commonwealth of Massachusetts as shall be designated by the Trustees. Every such request shall express the purpose of the meeting and shall be delivered at the principal office of the trust

<PAGE 30>

addressed to the president or secretary of the trust. In the event that the president or secretary shall refuse or fail for fourteen (14) days after such request has been delivered to call such special meeting, then the same may be called by the person or persons signing such request. Notice of such special meeting shall be given to all Shareholders entitled to vote thereat, not less than thirty (30) days nor more than sixty (60) days (including Sundays and holidays) prior to such meeting. The president, or in case of his absence or unwillingness to preside, any vice-president shall be entitled to preside at such meeting but in case neither the president nor any vice-president shall be present or though present shall be unwilling to preside, a chairman shall be chosen by the Shareholders represented at the meeting.

      Section 36.-At any special meeting no business or vote or resolution shall be considered or adopted except such as is included in the purposes specified in the notice of the meeting.

      Section 37.-A written or printed notice of each meeting of the Shareholders, whether annual or special, specifying the time, place and purposes thereof, shall be given as provided in Section 38 by the president or secretary or any assistant secretary to each Shareholder entitled to vote thereat not less than thirty (30) days nor more than sixty (60) days (including Sundays and holidays) before such meeting.

      Section 38.-Every notice to any Shareholder required or provided for in these presents may be given to him personally or by sending it to him through the post office in a prepaid letter addressed to him at his address specified in the Share register, and shall be deemed to have been given at the time when it is so posted. But in respect of any Share held jointly by several persons notice so given to any one of them shall be sufficient notice to all of them. And any notice so sent to the registered address of any Shareholder shall be deemed to have been duly sent in respect of any such Share whether held by him solely or jointly with others, notwithstanding he be then deceased or be bankrupt or insolvent, and whether the Trustees or any person sending such notice have knowledge or not of his death, bankruptcy or insolvency, until some other person or persons shall be registered as holders. And the certificate of the person or persons giving such notice shall be sufficient evidence thereof, and shall protect all persons acting in good faith in reliance on such certificate.

      Section 39.-When any Share is held jointly by several persons any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. If the holder of any share is a minor or a person of unsound mind, or subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

      Section 40.-For the purposes of determining the Shareholders who are entitled to vote or act at any meeting or any adjourned session thereof, the Trustees may from time to time close the register and transfer books for such period, not exceeding sixty (60) days, as the Trustees may determine; or, without closing the said register or transfer books, the Trustees may fix a time as of which the Shareholders entitled to vote or act at any meeting or adjourned meetings held within sixty (60) days after the time so fixed shall be determined.

      Section 41.-At all meetings every Shareholder shall, subject to the provisions of Section 40, have one vote for every share held by him (except as may be otherwise provided in case of shares issued with restricted or extended voting rights) and may vote at any meeting or any adjournment or adjournments

<PAGE 31>


thereof in person or by proxy in writing; and, except as otherwise provided herein or in the rights, preferences and limitations relating to any class or series of shares, the holders of a majority of all the shares issued and outstanding and carrying the right to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question. If, at the expiration of half an hour from the time appointed for a meeting, a quorum is not present, the Shareholders present in person or by proxy shall constitute a quorum for the purpose of adjourning the meeting, either to a later date or sine die but not for the transaction of any other business, and the meeting may be held as adjourned without further notice.

                     Duration, Termination and Amendments.

      Section 42.-Unless sooner terminated as provided in Section 44, this trust shall continue in such manner that the Trustees shall have all the duties, powers, authorities and discretions expressed to be given to them by these presents, and that no Shareholder shall be entitled to put an end to the same or to require a division of the Trust Property or any part thereof until January 2, 2050, or the expiration date of twenty (20) years from the death of the last survivor of the following persons:

      Katherine Bilodeau, Kerri Bilodeau and Thomas H. Bilodeau III, children of Thomas H. Bilodeau, Jr. of Milton; Jill Heggie, daughter of James J. Heggie III of Milton; Maura J. Donlan, daughter of Michael F. Donlan of West Roxbury; Sarah M. Hundley and Laura S. Hundley, children of Franklin M. Hundley of Belmont; William F. Griffin III and Amy C. Griffin, children of William F. Griffin, Jr. of Melrose; Geoffrey May, Daniel May, John May and Eleanor May, children of Gerald V. May of Newton; Arthur M. Flaherty, Timothy E. Flaherty, Brian G. Flaherty, Shaun F. Flaherty and Mark J. Flaherty, children of Arthur F. Flaherty of North Scituate; Mary E. Landergan, Walter L. Landergan III and Thomas J. Landergan, children of Walter L. Landergan, Jr.
      of Lynnfield, all in the Commonwealth of Massachusetts, whichever of the said periods shall first expire, and at the expiration of the time so limited the said trust shall terminate.

      Section 43.-The death of a Shareholder or a Trustee during the continuance of this trust shall not operate to terminate this trust, nor the appointment of any officer or agent, nor shall it entitle the legal representatives of any such Shareholder or Trustee to an accounting or to take any action in the courts or otherwise.

      Section 44.-The Trustees may at any time alter, amend, add to or rescind any of the terms, powers and provisions herein contained, if such alteration, amendment, addition or rescission has been consented to by vote at a meeting or by written consent obtained at a meeting or otherwise of the holders of a majority of the outstanding Common Shares and of the holders of a majority (or such greater or lesser proportion as the rights, preferences and limitations relating to such class or series require or provide for) of the outstanding Shares of each other class or series, if any, as shall, by the express terms of the rights, preferences and privileges thereof, be entitled to vote thereon or consent thereto. Such alteration, amendment, addition or rescission or any termination of this trust shall, however, become effective only upon the filing, at the principal office of the Depositary where this Declaration of Trust is filed or at the principal office of this trust if there be no such Depositary, of a certificate signed by a majority of the Trustees, setting forth the said alteration, amendment, addition or rescission or termination and that the Shareholders have consented thereto as required by this

<PAGE 32>


Declaration of Trust. The Trustees shall cause counterparts of said certificate to be recorded in the various registries of deeds, if any, where this Declaration of Trust is then recorded, and shall cause counterparts or copies of said certificate to be recorded or filed in such other places as may be required by law.

      Notwithstanding the foregoing, no provision of this trust requiring the vote of the registered holders of a specified proportion greater than a majority of the Shares entitled to vote, may be altered, amended or rescinded except by the affirmative vote or written consent of the holders of not less than such specified proportion of such Shares.

      Section 45.-Upon the termination of this trust by said limitation or under the provisions herein contained the Trustees shall, upon such terms as shall be determined by the Trustees, sell, and convert into money or into shares, bonds and other securities or obligations, whether of the purchaser or otherwise, the whole or any part of the Trust Property and, after paying or otherwise providing for the payment of all of the obligations and liabilities of the trust, shall apportion the net proceeds thereof and any property forming part of the Trust Property excepted from such sale among all the Shareholders in accordance with their respective rights ratably according to the number and kind of Shares held by them respectively. And in making any sale under these provisions the Trustees shall have power to sell by public auction or private contract and to buy in or rescind or vary any contract of sale and to resell, without being answerable for loss, and for the said purposes to execute or cause to be executed all proper deeds and instruments and to do all proper things. But the Trustees may, after the distribution of the full amounts of money, if any, due upon liquidation or termination on the preferred shares of any class or series which may be outstanding, divide the whole or any part of the remaining Trust Property in its actual state of investment among the Shareholders in accordance with their respective rights ratably according to the number and kind of Shares held by them respectively, and for such purposes the Trustees shall have power to determine the values of the property comprising said remaining Trust Property.

      Section 46.-This declaration of trust may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

      In Witness Whereof the said original Trustees have hereunto set their hands and seals the day and year first above written.

Daniel Starch     (Seal)        Harding U. Greene           (Seal)
                  W. A. Hill    (Seal)

<PAGE 33>

I, Michael P. Sullivan hereby certify that I am Secretary of Commonwealth Energy System, a Massachusetts Trust, established under a Declaration of Trust dated December 31, 1926, and that the foregoing is a true composite copy of said Declaration of Trust reflecting all amendments thereto through the date hereof.

Witness my hand and the seal of Commonwealth Energy System hereto affixed
this               day of May, 1998.




                                __________________________________
                                Secretary